UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 13, 2024

Unicoin Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56276	47-4360035
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

228 Park Ave South 16065 New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 216-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 13, 2024, Unicoin Inc. (the “Company”) entered into a Cost Sharing and Services Agreement (the “Agreement”) dated November 13, 2024, by and between the Company and Unicoin International Inc., a company incorporated under the laws of Panama (“UII”). Mr. Alex Konanykhin, the Company’s Chief Executive Officer, also serves as Chief Executive Officer of UII. UII is wholly owned by KMGI Corp. (d/b/a Unicoin Holding Corporation), a company incorporated under the laws of Panama, which is owned and controlled by the founders and current Directors of the Company, Mr. Konanykhin (49%) and Ms. Silvina Moschini (51%).

Pursuant to the Agreement, the Company will share certain employees and contractors (the “shared staff”) employed or contracted by the Company with UII, and UII shall reimburse the Company for its allocable share of all direct and indirect costs associated with the shared staff, including wages, benefits, taxes and allocable overhead or operational costs, as described in the Agreement. Additionally, the Company and UII agreed to share office space, supplies information technology (“IT”) systems, equipment, furniture and other agreed resources (the “shared resources”), and UII shall reimburse the Company for its allocable share of costs incurred by UII with respect to the shared resources, without any mark-up or profit margin to the Company.

Further, the Company may provide UII with services related to marketing and brand development, consulting and advisory, IT support, investor relations, delivery of unicoin international tokens and such other services as agreed upon by the Company and UII from time to time. Pursuant to the Agreement, UII also agreed to provide funding to the Company as follows in consideration for the Company’s entry into the Agreement: (a) $5,000,000 to be provided by July 1, 2025, with additional funding of (b) $10,000,000 to be provided by December 31, 2025.

The Agreement shall remain in full force and effect until terminated by a written agreement between the Company and UII, unless otherwise first terminated by (a) either party, for any reason or no reason, by thirty days’ written notice of termination to the other party, or (b) either party, if the other party is in material breach and fails to cure such breach within thirty days following receipt of notice of such breach.

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which will be filed as an exhibit to a future periodic report to be filed with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICOIN INC.

By:	/s/ Richard Devlin
Name:	Richard Devlin
Title:	Senior Vice President and General Counsel

Dated: November 19, 2024

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